EXHIBIT 99.3

                          AMENDMENT TO RIGHTS AGREEMENT
                          BETWEEN SCI SYSTEMS, INC. AND
                         MELLON INVESTOR SERVICES, INC.

      THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made this 13th day of July, 2001, by and between SCI SYSTEMS, INC., a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES, INC., a New Jersey Limited Liability Company (the "Rights Agent").

      WHEREAS, the Company is entering into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), among the Company, Sanmina corporation (the "Parent"), and Sun Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent;

      WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of December 20, 2000 (the "Rights Agreement");

      WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

      WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

      NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 26 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

      1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

      2. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended by adding the following sentence to the end of that section:

            Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Reorganization, dated as of July 13, 2001 (as the same may be amended from time to time, the "Merger Agreement"), among the Company, Sanmina Corporation (the "Parent") and Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), (ii) the execution and delivery of the Company or Parent Voting Agreements (as such terms are defined in the Merger Agreement) or the execution of any amendment thereto, (iii) the merger of the Company with Merger Sub or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.

      3. The definition of "Distribution Date" set forth in Section 1(h) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

            Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (a) the execution and delivery of the Merger Agreement or the Company or Parent Voting Agreements, (b) the merger of the Company with Merger Sub or (c) the consummation of any other transaction contemplated by the Merger Agreement.

      4. The definition of "Expiration Date" set forth in Section 1(j) of the Rights Agreement is hereby amended to read as follows:

            "Expiration Date" shall mean the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement).

      5. The definition of "Share Acquisition Date" set forth in Section l(w) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

            Notwithstanding anything else set forth in this Agreement, a Share Acquisition Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or the Company and Parent Voting Agreements, (ii) the merger of the Company with Merger Sub or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

      6. Section 11(a)(ii) is hereby amended by adding the following sentence to the end of that section:

            Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or the Company and Parent Voting Agreements, (ii) the merger of the Company with Merger Sub or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

      7. Sections 13(a)(i), (ii) and (iii) are amended to read as follows:

            (a) In the event that, following the Share Acquisition Date, directly or indirectly (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger: or
      (ii) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property (other than, in the case of either transaction described in (i) or (ii), the merger of the Company with Merger Sub), (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more


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

      than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than (a) the Company or any Subsidiary of the Company in one or more transactions and (b) the merger of the Company with Merger Sub), then, and in each such case, proper provision shall be made so that:

The remaining portion of Section 13(a) shall be unchanged and shall remain in full force and effect.

      8. The first phrase of Section 13(c) of the Rights Agreement is hereby amended to read as follows:

            The Company shall not consummate any such Flip-over Event (other than the merger of the Company with Merger Sub), unless the Issuer shall have a sufficient number of authorized shares of its Common Shares (or other securities as contemplated in section 13(b) above) that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the consummation of any Flip-over Event (or the merger of the Company with Merger Sub), the Issuer shall: ...

The remaining portion of Section 13(c) shall be unchanged and shall remain in full force and effect.

      9. Section 24 (a) (iv) of the Rights Agreement is hereby amended to read as follows:

            (iv) to effect any consolidation or merger into or with any other Person (other than (a) a Subsidiary of the Company and (b) the merger of the Company with Merger Sub), or to effect a statutory share exchange with any Person (other than a Subsidiary of the Company), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as whole) to any other Person or Persons (other than (a) a Subsidiary of the Company in one or more transactions and (b) the merger of the Company with Merger Sub),

      10. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

      11. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      12. Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive


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

benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

      13. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      14. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      15. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      16. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 26 of the Rights Agreement.

                      [Signatures appear on following page]


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

      IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed as of the date and year first above written.

                           SCI SYSTEMS, INC.

                           By:
                              --------------------------------------------------

                           MELLON INVESTOR SERVICES, LLC., a
                           New Jersey Limited Liability Company

                           By:
                              --------------------------------------------------


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